EX-2
Distribution Financial Services RV Trust 1999-1
August 16, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                        $911,060,616.38
Beginning Pool Factor                                              0.91105752

Distribution Allocable to Principal on Notes
               Prior                                  Current
Class   Principal Payments $1000 of orig.prin.bal Principal Payments $1000 of orig.prin.bal
A-1       $23,151,919.48         205.3512811        $19,253,453.05           170.7729353
A-2                $0.00           0.0000000                 $0.00             0.0000000
A-3                $0.00           0.0000000                 $0.00             0.0000000
A-4                $0.00           0.0000000                 $0.00             0.0000000
A-5                $0.00           0.0000000                 $0.00             0.0000000
A-6                $0.00           0.0000000                 $0.00             0.0000000
  B                $0.00           0.0000000                 $0.00             0.0000000
  C                $0.00           0.0000000                 $0.00             0.0000000

Distribution Allocable to Interest on Notes
                         Prior                                  Current
Class    Rate       Interest Payment $1000 of orig.prin.bal Interest Payments $1000 of orig.prin.bal
A-1      4.97%         $194,460.08           1.7248085        $105,144.05             0.9325994
A-2      5.38%       $1,020,088.35           4.4833333      $1,020,088.35             4.4833333
A-3      5.70%         $940,490.50           4.7500000        $940,490.50             4.7500000
A-4      5.84%         $937,524.40           4.8666667        $937,524.40             4.8666667
A-5      5.97%         $794,616.95           4.9750000        $794,616.95             4.9750000
A-6      6.02%         $322,902.77           5.0166667        $322,902.77             5.0166667
  B      6.36%         $132,500.00           5.3000000        $132,500.00             5.3000000
  C      7.23%         $120,500.00           6.0250000        $120,500.00             6.0250000

Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance        Pool Factor     Ending Balance       Pool Factor
A-1       23,800,213.42            0.2111015      $4,546,760.37       0.0403285
A-2      227,529,000.00            1.0000000    $227,529,000.00       1.0000000
A-3      197,998,000.00            1.0000000    $197,998,000.00       1.0000000
A-4      192,642,000.00            1.0000000    $192,642,000.00       1.0000000
A-5      159,722,000.00            1.0000000    $159,722,000.00       1.0000000
A-6       64,366,000.00            1.0000000     $64,366,000.00       1.0000000
  B       25,000,000.00            1.0000000     $25,000,000.00       1.0000000
  C       20,000,000.00            1.0000000     $20,000,000.00       1.0000000

Servicing Fee                                                     $379,608.59
Servicing Fee Per $1,000 of Orig.Note                               0.3796086

Realized Losses                                                   $364,039.33

Reserve Account Balance                                        $15,017,259.83

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                               $25,641,052.03
                Interest Payments Received                      $6,821,102.98
                Scheduled Principal Payments Received           $4,504,749.06
                Principal Prepayments Received                 $14,315,199.99

Distribution to Residual Interestholders                                $0.00

Noteholders' Interest Carryover Shortfall                               $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note           0.0000000

Aggregate Purchase Amounts for Receivables that were
purchased in related Collection Period                                  $0.00

Ending Pool Balance                                           $891,807,163.33
Ending Pool Factor                                                 0.89180413
